Exhibit 99.1
For Immediate Release
Local.com Reports First Quarter 2008 Financial Results
IRVINE, Calif., May 8, 2008 — Local.com Corporation (NASDAQ: LOCM), a leading local search engine, today reported its financial results for the first quarter 2008.
“Local.com delivered solid growth in all areas during the first quarter. We’ve made considerable progress in building our own sales force and remain focused on growing our subscriber base, as well as increasing our organic traffic volumes,” said Heath Clarke, Local.com chairman and CEO. “We have started to realize operational efficiencies, and as a result we expect a large portion of our forecasted second quarter revenue growth to contribute to the improvement in our bottom line. Continuation of this trend is expected to drive the company towards positive net income in the fourth quarter 2008, excluding non-cash charges.”
First Quarter Financial Results and Recent Highlights:
•	Record Revenue — First quarter revenue of $8.8 million exceeded mid-range guidance by $600,000, and represented an 81% increase over revenue in the first quarter 2007 and a 49% increase over revenue in the fourth quarter 2007.

•	Net Loss — First quarter net loss of $2.8 million was within guidance and included non-cash expenses of $1.2 million or $0.09 per share. Basic and diluted net loss per share was $0.19

The non-cash expenses of $1.2 million consisted of depreciation and amortization ($561,000) and stock based compensation ($650,000).

•	Record Monetization — Revenue per thousand visitors (RKV) was $228 in the first quarter of 2008, up 66% from $137 in the year ago period and up 16% from $197 RKV in the prior quarter.

•	Record Overall Traffic — The company reached record search traffic of 45.4 million monthly unique visitors (MUVs) on the Local.com site and network during the first quarter, up from 29.9 million MUVs in the year ago period and 32.1 million MUVs in the prior quarter.

•	Record Organic Traffic — The company reached record organic search traffic of 16.6 million monthly unique visitors on the Local.com site and network during the first quarter, up from 2.5 million in the year ago period and double the 8.3 million in the prior quarter.

•	Sales Force Expansion — The company expanded its direct sales efforts via outsourced call centers, following the success of the company’s in-house sales efforts during the second half of 2007.

•	Direct Advertiser Base Expansion — The company currently has a direct advertiser base of over 1,500 subscribers with an average monthly revenue per unit of $70 per subscriber.

•	Grew Technology Licensees — The company announced twelve technology licensees for its local search Patent No. 7,231,405.

•	Expanded Local Network — The company announced the expansion of the LocalConnect™ search network to 570 regional media sites, and more recently announced the planned expansion to over 2,000 sites.

•	Renewed Distribution Agreement — The company renewed and expanded its distribution agreement with Idearc Media.

•	Enhanced Advertiser Services — The company released enhancements to Local Promote™, the company’s flagship subscription advertising product for local businesses, and launched a new “Advertise With Us” section of its website offering local advertising tools and information for business owners.

•	Received Hitwise “U.S. Top Ten Award” — The company received a Hitwise U.S. Top Ten Award, ranking seventh in the ‘Business and Finance — Business Directories’ online industry category.
Financial Guidance and Balance Sheet:
The company expects second quarter 2008 revenue of approximately $9.2 million which represents a 4% increase over revenue for the first quarter 2008. The company expects net loss for the second quarter 2008 to be approximately $2.3 million, or $0.16 per share, and to include anticipated non-cash expenses of $1.1 million or $0.07 per share. The non-cash expenses are expected to include stock-based expense of $579,000 and depreciation and amortization of $483,000. The loss per share forecast assumes a weighted average share count of 14.2 million.
Operating expenses for the second quarter 2008 are expected to include approximately $400,000 for the expansion of outsourced direct sales in order to acquire new advertisers.
On March 31, 2008, the Company had $14.7 million in cash and no debt.
Conference Call Information:
Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Doug Norman will host a conference call today at 5:00 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-800-688-0836 or 1-617-614-4072, passcode # 95423982. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com
Local.com (NASDAQ: LOCM) is a top U.S. website and local search network attracting approximately 15 million visitors each month seeking information on local businesses, products and services. Powered by the company’s proprietary Keyword DNA® and patented local web indexing technologies, Local.com provides users with relevant local search results, which include special offers, user ratings and reviews, local businesses’ website links, maps, driving directions and more. Businesses can advertise on Local.com via a selection of subscription, pay-per-click, banner and pay-per-call ad products. Local Mobile™ provides local search results to mobile phones and wireless devices. The company serves the UK market at http://uk.local.com. Local.com claims U.S. patent numbers 7,231,405 and 7,200,413. For more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend’ and similar expressions, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, successfully expand and implement our outsourced, direct subscription advertising sales efforts, increase the number of businesses that purchase our subscription advertising products, expand our Advertiser and Distribution Networks, expand internationally, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
# # #
Media Contacts:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com
Investor Relations Contact:
John Baldissera
BPC Financial Marketing
800-368-1217

LOCAL.COM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,742	$14,258
Restricted cash	30	30
Marketable securities	—	1,999
Accounts receivable, net of allowances of $15	5,755	3,595
Prepaid expenses and other current assets	268	292

Total current assets	20,795	20,174

Property and equipment, net	1,225	1,473
Intangible assets, net	2,839	3,156
Goodwill	13,233	13,233
Long-term restricted cash	66	66
Deposits	12	12

Total assets	$38,170	$38,114

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,997	$4,029
Accrued compensation	719	456
Deferred rent	288	316
Other accrued liabilities	216	194
Deferred revenue	127	177

Total liabilities, all current	7,347	5,172

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 30,000,000 shares authorized; 14,204,110 for all periods presented	—	—
Additional paid-in capital	82,815	82,176
Accumulated comprehensive loss	—	(1)
Accumulated deficit	(51,992)	(49,233)

Stockholders’ equity	30,823	32,942

Total liabilities and stockholders’ equity	$38,170	$38,114

LOCAL.COM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three months ended
	March 31,
	2008	2007
Revenue	$8,842	$4,881

Operating expenses:
Search serving	1,453	807
Sales and marketing	7,643	4,699
General and administrative	1,443	1,333
Research and development	878	699
Amortization of intangibles	318	237

Total operating expenses	11,735	7,775

Operating loss	(2,893)	(2,894)

Interest and other income (expense)	135	(192)

Loss before income taxes	(2,758)	(3,086)

Provision for income taxes	1	1

Net loss	$(2,759)	$(3,087)

Per share data:

Basic net loss per share	$(0.19)	$(0.33)

Diluted net loss per share	$(0.19)	$(0.33)

Basic weighted average shares outstanding	14,204,110	9,298,281
Diluted weighted average shares outstanding	14,204,110	9,298,281
     Supplemental consolidated statements of operations information:

	Three months ended
	March 31,
	2008	2007
Non-cash stock based compensation expense:

Sales and marketing	$240	$120
General and administrative	339	292
Research and development	71	79

Total stock-based compensation expense	$650	$491

Basic and diluted net compensation expense per share	$0.05	$0.05

Interest and other income (expense):

Interest income	$135	$71
Interest expense	—	(103)
Interest expense — non-cash	—	(160)

Total Interest and other income (expense)	$135	$(192)